SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           _____________________

                                 FORM 8-K
                           _____________________


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 0-49819


                         Date of Report: May 26, 2006


                          DICKIE WALKER MARINE, INC.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)

          Delaware                                     33-0931599
     -----------------------------------------------------------------
      (State of other jurisdiction of             (IRS Employer
       incorporation or organization               Identification No.)

        100 Wall Street, 15th Floor, New York, NY            10005
     -----------------------------------------------------------------
        (Address of principal executive offices)           (Zip Code)

                            212-232-0120 ext. 228
     -----------------------------------------------------------------
            (Registrant's telephone number including area code)


        1405 South Coast Highway, Oceanside CA               92054
     -----------------------------------------------------------------
               (Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OF ASSETS
ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 5.01  CHANGE IN CONTROL OF REGISTRANT
ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
           DIRECTORS

On May 26, 2006 Dickie Walker Marine, Inc. ("Dickie Walker") completed a share exchange with China Stationary and Office Supply, Inc. (the "Share Exchange"). China Stationary and Office Supply, Inc. ("CSOS") owns 90% of the capital stock of Ningbo Binbin Stationery Co., Ltd. ("Binbin"), a corporation organized under the laws of the People's Republic of China. Binbin manufactures and markets office supplies including stationary, hole punchers, staplers, pens and pencils, rubber stamps, felt markers, and numerous other items which are sold through a worldwide network of distributors.

At the closing of the Share Exchange, the shareholders of CSOS exchanged their CSOS shares for 10,142,889 shares of Dickie Walker common stock and 500,000 shares of Series A Preferred Stock. The Series A Preferred Stock will be convertible into common stock at a rate of 120 shares of common stock for each share of Series A Preferred Stock. Accordingly, the previous shareholders of CSOS now own, after the Share Exchange, on a fully-diluted basis, 70,142,889 shares of Dickie Walker common stock.

In connection with the merger, the Board of Directors of Dickie Walker resigned. Prior to resigning, they elected to serve as their replacements Wei Chenghui and Brian Zucker. Mr. Wei will also serve as Chief Executive Officer and Chief Financial Officer of Dickie Walker. Mr. Zucker will serve as Corporate Secretary and a director of Dickie Walker.

INFORMATION REGARDING DICKIE WALKER AFTER THE ACQUISITION OF CHINA STATIONARY AND OFFICE SUPPLY, INC.

The information set forth in the remainder of this Report describes the business and financial condition of Dickie Walker Marine, Inc. after the Share Exchange and other facts regarding the effect of the Share Exchange on Dickie Walker.

CHINA STATIONARY AND OFFICE SUPPLY, INC.

CSOS is a Delaware corporation that was organized in 2005. It has conducted no business. It is a holding company whose only asset is shares in Ningbo Binbin Stationery Co., Ltd. that represent 90% of the outstanding shares in that company. The remaining 10% of Binbin is owned by Wei Chenghui and his family. Mr. Wei is the new Chairman of Dickie Walker.

BUSINESS OF NINGBO BINBIN STATIONERY CO., LTD.

Ningbo Binbin Stationery Co., Ltd. is a private Binbin located in Ninghai City, Zhejiang Province, China. Founded in 1989, Binbin primarily engages in the manufacture and distribution of office supplies and related products. In 2001, with the approval from the Ministry of Foreign Trade and Economic Cooperation, Binbin established the first privately owned import/export company in Ninghai City. In 2004 Binbin terminated the operations of that subsidiary, and brought the entire international sales effort under the control of its in-house marketing department. Binbin now exports 80% of its products to over 30 countries and regions.

Binbin is located in Ninghai City, Zhejiang Province, China. Ninghai city is known as China's "Stationery Production Base," with annual office product production exceeding 2.56 billion yuan ($320 million). This accounts for 15% of the total industry output of the city. Binbin, therefore, is able to draw from an experienced labor pool and has ready access to raw materials and components for office supply manufacturing.

Binbin implemented its quality control certification systems in 1999. Binbin passed the ISO 9002 certification in March 2001, and changed to the ISO9001:2000 quality management system in 2003. It also passed the ISO 4001 environmental quality management certification in 2004.

PRODUCTS

Binbin manufactures and markets high volume consumable and durable office products which include staplers, seals, pencil sharpeners, correction tapes, hole-punchers, stamps, paper cutters, folders and other office related products. Binbin produces 50 series and over 1500 lines of products grouped in three categories: consumables, durables and pens.

Binbin has only in the past two years entered the market for pens. In 2002, Chinese pen producers sold a total of $840 million in pen products, a 20% increase from 2001. By adding this product line to its existing sales channel, Binbin hopes to participate in the growth of this market sector.

Binbin manufactures the majority of the products it sells. Its pen products and paper products, which represent approximately 20% of its sales, are manufactured for Binbin on a private label basis by a number of vendors. There are no such vendors who are essential to Binbin's success.

The primary raw materials used by Binbin are plastics (representing 26% of annual expenses), steel (25%) and packing boxes (15%). None of the raw materials used by Binbin are specialty items, and Binbin has a ready supply of all raw materials.

RESEARCH AND DEVELOPMENT

Binbin has over 100 technical specialists engaged in product development and R&D. Every year, Binbin develops and markets more than 100 new products. The products have won international market share with
their design, superior quality, and competitive prices.   Binbin
currently holds 40 patents and has 17 patent applications pending.

In 2005 Binbin spent 4,300,000 RMB ($540,000) on research and development. In 2004 Binbin spent 3,200,000 RMB ($400,000) on research and development. Binbin expects to maintain its recent level of research and development expenses, which are necessary to maintain Binbin's competitive position in the office supply market.

In the late 1990's, Binbin introduced a type of environmentally friendly correction tape. In 1999 the correction tape became a leading product in the domestic market and generated substantial international sales as well. That product helped to establish Binbin's reputation for innovation in office supplies.

MARKETING

Binbin sells its products both domestically and internationally. Exports, however, account for 80% of total sales. Binbin employs a team of over 100 people dedicated to the development of international business. Binbin has registered trademarks in more than 30 countries.

One key to Binbin's success in export sales has been its ability to establish brand loyalty. Binbin's strategy of introducing 100 new products each year succeeds only because a well-established customer base is drawn to Binbin products as a class, whether the product is a staple or an innovation. Binbin maintains that loyalty through a program of brand promotion to targeted international markets. Binbin invests 3-5 million RMB each year on various trade shows at home and abroad to promote Binbin products, meet old and new customers, and collect information on new products and the latest market trends.

Besides utilizing its own sales network and channels, Binbin has established partnerships with dealers and agents at home and abroad. Domestically, Binbin currently has over 20 dealers and agents in Zhejiang, Shanghai, Jiangshu, Guangdong, Shandong, and other coastal provinces and the Hong Kong Special Administration Region. Internationally, Binbin has dealers and agents in over 30 countries and regions such as Ukraine, Russia, Iran, Nigeria, Indonesia, Venezuela, Korea, and Mexico. This combination of direct sales and agency sales permits Binbin to market aggressively on five continents.

There was no customer who was the source of more than 5% of Binbin's revenues in 2003 or 2004. In 2005 the China Office of UNICEF was the source of 11.8% of Binbin's revenues, and Qiannian (HK) Co., Ltd. was the source of 7.7% of Binbin's revenues.

THE CHINESE OFFICE SUPPLY MARKET

The Chinese office supply market exceeds $12 billion annually and has been growing at double digit rates in recent years. Since 2000, office product exports from China have exceeded $2.6 billion per year.

The Chinese office product manufacturing market is extremely fragmented, with over 3000 small manufacturers competing on low end, low price products. Binbin is currently exploring opportunities to participate in an industry consolidation. The main focus of this approach would be to leverage Binbin's distribution system and extensive customer base to obtain opportunities to acquire companies that produce higher margin office products.

EMPLOYEES

Binbin has 760 employees, all of whom are employed on a full-time basis.

OFFICES AND MANUFACTURING FACILITY

Binbin's facility is located in Ninghai City Haishu Industrial Zone, which is about 45 miles away from the port of Beilun and Ningbo Leshe Airport. Binbin's campus covers an area of 52,000 square meters, with a facility area of 28,000 square meters.

Binbin's present manufacturing facility has the capacity to manufacture products with a wholesale value of approximately 592 RMB ($74 million). Therefore management expects the facility to be adequate for Binbin for the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

Binbin initiated its current focus on export sales in the late 1990s. In order to develop a substantial market presence, Binbin offered the maximum number of products at highly competitive prices. The effort was successful, as Binbin has established a firm market position in over 30 countries on five continents. Based on that foundation, Binbin in 2005 began to refocus its attention to the bottom line.

During 2005 Binbin consciously began to systematically eliminate the lower margin products from its catalog. The result was a 9.6% reduction in sales from 2004 to 2005. However, because sales in 2005 produced a gross margin of 11.0%, compared to a gross margin of 10.3% in 2004, the 9.6% reduction in sales led to only a 2.8% reduction in gross profit from 2004 to 2005.

As part of the same focus on profitability, Binbin in 2005 significantly increased the credit requirements that it imposes on customers. While this has contributed to the reduction in year-to-year sales, the result has been a substantial increase in the collection rate on Binbin's accounts receivable. By year-end, Binbin's collection experience had improved sufficiently that it was able to reduce by 60% (from $588,453 to $231,494) the allowance for doubtful accounts that it applies to the accounts receivable reported on Binbin's balance sheet. Over the long-term, the improvement in the quality of its accounts will enable Binbin to devote less of its resources to collections efforts, which will have a beneficial effect on general and administrative costs.

The higher margin sales initiated in 2005 did not, however, result in more efficient operations. Binbin's operating expenses increased by 18.7% from 2004 to 2005. The increase was attributable, in part, to the lag-time between initiation of an efficiency program and its impact on costs. The increase was also attributable, in part, to expenses that Binbin incurred in preparation for its introduction to U.S. capital markets through the reverse merger completed in May 2006. Management expects that its efforts to achieve efficiencies will be realized in the 2006 financial statements. However, the costs attendant to being a U.S. public company will continue to be significant to the Company's statement of operations until growth in revenue reduces the relative significance of those expenses.

The recent decision of the Chinese government to allow its currency to float within a limited range against the Dollar has not had sufficient impact on the value of the Yuan to significantly affect Binbin's export sales. The U.S., however, has been strongly urging China to further liberalize its currency policies. If the Chinese government does allow the Yuan to increase in value versus the U.S. Dollar, there will be an adverse effect on Binbin's export sales. Binbin currently prices its export sales in U.S. Dollars and does not engage in any significant hedging activities. A devaluation of the Dollar will require Binbin to choose between lower profit margins on export sales or increased prices, which would lover sales volume.

THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THREE MONTHS ENDED MARCH
31, 2005

The first quarter of the year is the slow period for office supply sales, as demonstrated by the net losses realized by Binbin in both the first quarter of 2006 and the first quarter of 2005.

The efficiency program initiated in 2005, with its focus on higher margin sales to more credit-worthy customers, affected sales in the period ended March 31, 2006 similar to its effect on 2005. Sales in the recent quarter were 25% lower than in the first quarter of 2005. The profit margin on sales increased, however, from 12.6% in the first quarter of 2005 to 14.7% in the first quarter of 2006. The result of that increased margin was that the 25% reduction in sales cause gross profit to fall by only 12.4% from quarter to quarter.

The benefits of a smaller, more efficient sales program began to be realized in the recent quarter. Operating expenses fell by 24% from the first quarter of 2005 to the first quarter of 2006. Operating income, therefore, increased from $49,665 to $124,288, although the increase was offset in part by increased interest expense in the recent quarter. Management expects that the current focus on improved-quality sales will continue to improve the overall efficiency of Binbin's operations. The Company's need for capital to fund growth, however, may cause interest expense to continue to erode the benefits of overall efficiency.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2006 CSOS (including the consolidated statements of Binbin) had a working capital deficit of $3,268,433. The primary reason for the working capital deficit was the fact that the entire $7,497,800 in loans payable by Binbin to its banks is recorded as a current liability, since the banks fund Binbin by purchasing its short-term notes. Binbin has been borrowing from these banks for many years, however, and does not expect its credit to be reduced. Accordingly, the deficit created by the misalliance of a current liability with the long-term assets that it purchased is not expected to interfere with Binbin's ability to carry on operations.

The working capital deficit was increased in 2006 by the fact that CSOS purchased Binbin from its shareholders in exchange for a short-term note. At March 31, 2006 $807,804 was due on that note. The notes are due to our Chairman, Mr. Wei, and his daughter, and are recorded as a current liability because the notes are payable on demand. We do not expect the notes to interfere with Binbin's operations, as Mr. Wei will forego payment until CSOS has adequate financial resources.

Since the beginning of 2005, Binbin has reduced its accounts payable by $3,788,123. In the first three months of 2006 the reduction in accounts payable of $1,455,683 was financed by advances that Binbin received from its customers totalling $2,128,625. The benefit of reducing Binbin's accounts receivable in this fashion is that it will improve Binbin's liquidity and enable it to negotiate better terms with its vendors. The disadvantage of applying customer deposits to this purpose is that it will have a negative effect on future cash flow, as Binbin will be required to fund the deliver of product to customers who provided advances without a corresponding receipt of cash.

Binbin has sufficient capital resources and borrowing power to fund its current operations indefinitely. During 2006, however, Binbin plans to incur a substantial capital expense for the purpose of developing a facility for the production of paper products. Management believes that the long-term benefit of a captive source of paper products will be considerable. The project, however, will require Binbin to obtain additional financing, which will result either in increased interest expenses or the sale of additional capital. At this time the Company has no commitments from any source to fund the development of the paper facility.

RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

          I.  RISKS ATTENDANT TO OUR BUSINESS

INCREASED INTEREST RATES IN CHINA WOULD HAVE A NEGATIVE EFFECT ON OUR
OPERATIONS.

Binbin is highly leveraged. Our current liabilities substantially exceed our current assets, and consist primarily of short-term debt to Chinese banks. Currently we pay relatively low interest rates on these debts (3.9% to 5.6%). The government of China, however, is considering implementing policies aimed at controlling the growth of the Chinese economy. These policies would result in significantly higher interest rates. If that were to occur, or if other factors caused an increase in interest rate, our expenses would increase significantly, which could eliminate our profitability.

IF THE YUAN IS ALLOWED TO FLOAT FREELY AGAINST THE U.S. DOLLAR, OUR PROFITS WILL BE REDUCED.

Approximately 80% of our sales are made outside of China. Our export sales are priced in Dollars. If the value of the Dollar relative to the Yuan is reduced, our profits will be reduced.

OUR BUSINESS AND GROWTH WILL SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL THAT ARE IN HIGH DEMAND.

Our future success depends on our ability to attract and retain highly skilled engineers, draftsmen, and technicians, as well as sales personnel experienced in international sales. Qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand. Therefore we may not be able to successfully attract or retain the personnel we need to succeed.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT AND FINANCIAL CONTROLS IN CHINA.

The People's Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with. We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company. If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

CAPITAL OUTFLOW POLICIES IN CHINA MAY HAMPER OUR ABILITY TO PAY DIVIDENDS TO SHAREHOLDERS IN THE UNITED STATES.

The People's Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to fund our business activities outside China or to pay dividends to our shareholders.

WE HAVE LIMITED BUSINESS INSURANCE COVERAGE.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

          II.  RISKS ATTENDANT TO OUR MANAGEMENT

OUR BUSINESS DEVELOPMENT WOULD BE HINDERED IF WE LOST THE SERVICES OF OUR CHAIRMAN.

Wei Chenghui is the Chief Executive Officer of Dickie Walker Marine, Inc. and of its operating subsidiary, Ningbo Binbin Stationery Co., Ltd. Mr. Wei is responsible for strategizing not only our business plan but also the means of financing it. If Mr. Wei were to leave Binbin or become unable to fulfil his responsibilities, our business would be imperilled. At the very least, there would be a delay in the development of Binbin until a suitable replacement for Mr. Wei could be retained.

DICKIE WALKER MARINE, INC. IS NOT LIKELY TO HOLD ANNUAL SHAREHOLDER MEETINGS IN THE NEXT FEW YEARS.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. The current members of the Board of Directors were appointed to that position by the previous directors. If other directors are added to the Board in the future, it is likely that the current directors will appoint them. As a result, the shareholders of Dickie Walker will have no effective means of exercising control over the operations of Dickie Walker.

YOUR ABILITY TO BRING AN ACTION AGAINST US OR AGAINST OUR DIRECTORS, OR
TO ENFORCE A JUDGMENT AGAINST US OR THEM, WILL BE LIMITED BECAUSE WE CONDUCT ALL OF OUR OPERATIONS IN CHINA AND BECAUSE MOST OF OUR MANAGEMENT RESIDES OUTSIDE OF THE UNITED STATES.

We conduct all of our operations in China through our wholly-owned subsidiary. All but one of our directors and officers reside in China and all of the assets of those Chinese residents are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the United States and of China may render you unable to enforce a judgment against our assets or the assets of our directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There are 76,728,015 shares of Dickie Walker common stock issued and outstanding as well as Series A Preferred Stock convertible into 60,000,000 common shares. The following table sets forth the number of Dickie Walker common shares beneficially owned by each person who owns beneficially more than 5% of Dickie Walker' common stock on a fully-diluted basis (i.e. assuming conversion of the Series A Preferred Stock), as well as the ownership of such shares by the directors of Dickie Walker.

Name and Address of                     Amount and Nature of      Percentage
Beneficial Owner                        Beneficial Ownership(1)   of Class
-----------------------------------------------------------------------------
Wei Chenghui                            26,220,401                 34.2%
c/o Ningbo Binbin Stationary Co. Ltd.
Qiaotouhu, Chenguan Town
Ninghai City, Zhejiang, China 315611

Brian Zucker                             3,901,071                  5.1%
c/o American Union Securities, Inc.
100 Wall Street - 15th Floor
New York, NY 10005

All directors and officers as a group
 (4 persons)                            50,586,220                 65.9%

Hu Jufen                                17,267,082                 22.5%
c/o Ningbo Binbin Stationary Co. Ltd.
Qiaotouhu, Chenguan Town
Ninghai City, Zhejiang, China 315611

Huaqin Zhou                              6,970,800                  9.1%
136 Hospital Road, Suite 3
Jiangyang City, Sichuan Province, China

__________________________________

(1)  All shares will be owned of record.

(2) Includes 3,837,103 common shares (assuming conversion of all Series A Preferred shares) that will be owned by American Union Securities, Inc., of which Mr. Zucker is the Chief Financial Officer.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals are the members of Dickie Walker's Board of Directors and its executive officers. Each of them assumed that office on May 26, 2006 as a result of the closing of the Share Exchange between Dickie Walker and CSOS.

     Name                    Age             Position
     --------------------------------------------------------------------------
     Wei Chenghui            44              Director, Chief Executive Officer,
                                              Chief Financial Officer
     Brian Zucker            45              Director, Secretary
     Hu Jufen                42              Vice President
     Wei Chengzhao           39              Vice President

     WEI CHENGHUI. Mr. Wei founded Ningbo Binbin in 1989, and has served as its President and Chief Executive Officer since then. Under Mr. Wei's leadership, Ningbo Binbin has grown into a major participant in the Chinese office supply industry. In 2003 China's Ministry of Commerce included Ningbo Binbin in its list of "Top 100 Private Companies in Export Sales." Mr. Wei attended the Zhejiang Industrial University, with a concentration in business administration.

     BRIAN ZUCKER. Mr. Zucker is a member of the American Institute of Certified Public Accountants. For the past ten years Mr. Zucker has been self-employed as an accountant, with a specialization in accounting for participants in the securities industry. Mr. Zucker has also served during that period as the Chief Financial Officer or the Financial Operations Principal for several hedge funds and securities broker-dealers, including
     American Union Securities, Inc.   Mr. Zucker holds a degree in
     accounting from Pace University.

     HU JUFEN. Ms. Hu has been employed by Binbin since 1989, when she helped to found the company. She currently serves as Vice
     President in charge of Operations. Ms. Hu attended Ninghai City Community College, from which she graduated with a degree in management. Ms. Hu is the wife of our Chairman, Wei Chenghui.

     WEI CHENGZHAO. Mr. Wei has been employed by Binbin since 1989, when he helped to found the company. He currently serves as Vice President in charge of Production. Mr. Wei attended Ninghai City Community College with a concentration in business administration. Mr. Wei is the brother of our Chairman, Wei Chenghui.

NOMINATING AND AUDIT COMMITTEE

The Board of Directors will not have an audit committee or a nominating committee immediately after the closing of the merger, due to the small size of the Board. Brian Zucker will serve as the "audit committee financial expert" for the Board of Directors. Mr. Zucker is qualified to serve as such by his experience in public accounting.

SHAREHOLDER COMMUNICATIONS

The Board of Directors will not adopt a procedure for shareholders to send communications to the Board of Directors until it has reviewed the merits of several alternative procedures.

CODE OF ETHICS

Dickie Walker has adopted a Code of Ethics that applies to its executive officers. A copy of the Code of Ethics may be obtained without charge by written request to the Corporate Secretary: Brian Zucker, c/o American Union Securities, Inc., 100 Wall Street, 15th Floor, New York, NY 10005.

EXECUTIVE COMPENSATION

Information regarding the compensation paid to the executive officers of Dickie Walker during the past three fiscal years is set forth in
Item 10 of Dickie Walker's Annual Report on Form 10-KSB/A (Amendment No. 1) for the year ended September 30, 2005, which was filed with the Securities and Exchange Commission on January 24, 2006. None of the individuals who served as officers or directors of Dickie Walker prior to the Share Exchange remains affiliated with Dickie Walker other than as a shareholder.

This table itemizes the compensation paid to Wei Chenghui by Binbin for services as its Chief Executive Officer during the past three years. There was no officer of China Stationary or Ningbo Binbin whose salary and bonus for services rendered during the year ended December 31, 2005 exceeded $100,000.

                                     Year        Salary
                                     ----       --------
     Wei Chenghui  ................. 2005       $ 21,951
                                     2004         18,292
                                     2003         18,292

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Brian Zucker, a member of the Board of Director, is the Chief Financial Officer of American Union Securities, Inc. American Union Securities acted as advisor to Binbin in connection with the Share Exchange. In preparation for the Share Exchange, the owners of Binbin agreed to transfer 90% of Binbin to CSOS, a newly-formed holding company, in exchange for 71.4% of the outstanding stock of China Stationary. The remaining stock in CSOS is owned by American Union Securities, persons associated with American Union Securities, and persons associated with the consultant that introduced Ningbo Binbin to American Union Securities. Therefore, as a result of the Share Exchange, Brian Zucker now holds 63,968 common shares of Dickie Walker (assuming conversion of all Series A Preferred shares) and American Union Securities holds 3,837,103 such shares.

DESCRIPTION OF SECURITIES

A description of Dickie Walker's common stock is set forth in the Section titled "Description of Securities" on page 44 of Dickie
Walker's Registration Statement on Form SB-2 (File No. 333-82532) filed with the Securities and Exchange Commission on February 11, 2002.

MARKET PRICE AND DIVIDENDS ON DICKIE WALKER MARINE' COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Information regarding the market price of Dickie Walker's common equity, payment of dividends, and other shareholder matters is set forth in Item 5 of Dickie Walker's Annual Report on Form 10-KSB for the year ended September 30, 2005, which was filed with the Securities and Exchange Commission on December 22, 2005.

LEGAL PROCEEDINGS

Neither Dickie Walker nor CSOS nor Binbin is party to any legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

A description of statutes, charter provisions and bylaws that govern Dickie Walker's indemnification of its directors and officers is set forth at Part II, Item 6 of Dickie Walker's Registration Statement on Form S-8 (File No. 333-115904) filed with the Securities and Exchange Commission on May 26, 2004.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS  (immediately following the Signature)
--------------------

Audited Financial Statements of China Stationary and Office Supply,
Inc. for the period from inception (September 19, 2005) to December 31, 2005.

Unaudited Financial Statements of China Stationary and Office Supply, Inc. for the three month periods ended March 31, 2006 and 2005.

Audited Financial Statements of Ningbo Binbin Stationery Co., Ltd. for the years ended December 31, 2005 and 2004.

Exhibits

21   Subsidiaries:   China Stationary and Office Supply, Inc.
                     Ningbo Binbin Stationery Co., Ltd.
                     Ningbo Binbin Style Commodity Co., Ltd.


                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               DICKIE WALKER MARINE, INC.

                               By: /s/ Wei Chenghui
                               -----------------------------
                               Wei Chenghui
                               Chief Executive Officer

                    *       *       *       *       *


                     CHINA STATIONARY & OFFICE SUPPLY, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 2005

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm         F-2

Balance Sheet                                                   F-3

Statement of Operations and Accumulated (Deficit)               F-4

Statement of Cash Flows                                         F-5

Notes to Financial Statements                                   F-6

Report of Independent Registered Public Accounting Firm

To the Board of Directors
China Stationary & Office Supply, Inc.:
(A Development Stage Company)

     We have audited the accompanying balance sheet of China Stationary & Office Supply, Inc. (a Delaware Corporation in the Development Stage) as of December 31, 2005, and the related statements of operations and accumulated (deficit), and cash flows for the period from September 19, 2005 (Date of Inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 2005 financial statements referred to above present fairly, in all material respects, the financial position of China Stationary & Office Supply, Inc. (A Development Stage Company) as of December 31, 2005, and the results of their operations and cash flows for the period from September 19, 2005 (Date of Inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company has suffered recurring losses from operations and is in a working capital deficit position that raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrizio & Zhao, LLC
-------------------------
Patrizio & Zhao, LLC

Lodi, New Jersey
March 21, 2006

                   CHINA STATIONARY & OFFICE SUPPLY, INC.
                       (A DEVELOPMENT STAGE COMPANY)

                              BALANCE SHEET

                            DECEMBER 31, 2005

ASSETS
 CURRENT ASSETS
  Cash                                         $   467
                                                ------
 Total Current Assets                              467
                                                ------

 Total Assets                                  $   467
                                                ======
LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)
 CURRENT LIABILITIES
  Accounts payable and accrued expenses        $   500
                                                ------
 Total Current Liabilities                         500

STOCKHOLDERS' (DEFICIENCY)
 Common stock, $.0001, par value
  60,000,000 shares authorized
  50,000,000 shares issued and outstanding         500
 Accumulated (deficit)                            (533)
                                                ------
 Total Stockholders' (Deficiency)                  (33)
                                                ------
 Total Liabilities And Stockholders'
  (Deficiency)                                 $   467
                                                ======

See notes to financial statements.

                     CHINA STATIONARY & OFFICE SUPPLY, INC.
                         (A DEVELOPMENT STAGE COMPANY)

              STATEMENT OF OPERATIONS AND ACCUMULATED (DEFICIT)

                    FOR THE PERIOD FROM SEPTEMBER 19, 2005
                   (DATE OF INCEPTION) TO DECEMBER 31, 2005

REVENUE                                          $      -

GENERAL AND ADMINISTRATIVE EXPENSES
 Professional fees and office expense                 533
                                                  -------
NET (LOSS) AND ACCUMULATED (DEFICIT)             $   (533)
                                                  =======

LOSS PER COMMON SHARE, BASIC AND DILUTED         $      -
                                                  =======

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING, BASIC AND DILUTED                50,000,000
                                               ==========







See notes to financial statements.

                  CHINA STATIONARY & OFFICE SUPPLY, INC.
                      (A DEVELOPMENT STAGE COMPANY)

                         STATEMENT OF CASH FLOWS
                  FOR THE PERIOD FROM SEPTEMBER 19, 2005
                 (DATE OF INCEPTION) TO DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
 Net (loss)                                        $  (533)
 Changes in assets and liabilities:
  Accrued expenses                                     500
                                                    ------
 Net Cash (Used) In Operating Activities               (33)
                                                    ------
CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common stock                              500
                                                    ------
 Net Cash Provided By Financing Activities             500
                                                    ------

INCREASE IN CASH                                       467
CASH - BEGINNING                                         -
                                                    ------
CASH - ENDING                                      $   467
                                                    ======






See notes to financial statements.

                    CHINA STATIONARY & OFFICE SUPPLY, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company was incorporated in the state of Delaware on September 19, 2005, for the purpose of investing in stationary and office supply companies in China. The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise", as set forth in Statement of Financial Accounting Standards No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements disclose activity since the date of inception.

ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting.

DEFERRED INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In Addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 3 - INCOME TAXES

The Company has a deferred tax asset of approximately $186 resulting from available net operating loss carryforwards, for which a valuation allowance has been provided. The Company has available net operating loss carryforwards for tax purposes of approximately $533 which will expire in 2025.

         CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                   CONSOLIDATED FINANCIAL STATEMENTS

                        MARCH 31, 2006 AND 2005

FINANCIAL STATEMENTS

     Report of Independent Registered Public Accounting Firm      F-8

     Consolidated Balance Sheet                                   F-9

     Consolidated Statements of Operations                       F-10

     Consolidated Statements of Cash Flows                       F-11

     Notes to Consolidated Financial Statements                  F-12

          Report of Independent Registered Public Accounting Firm

To the Board of Directors
China Stationary and Office Supply, Inc and Subsidiaries

     We have reviewed the accompanying consolidated balance sheet of China Stationary and Office Supply, Inc. and Subsidiaries as of March 31, 2006, and the related consolidated statements of operations and cash flows for the three-month periods ended March 31, 2006 and 2005. These financial statements are the responsibility of the company's management.

     We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Patrizio & Zhao, LLC
-------------------------
Patrizio & Zhao, LLC


Lodi, New Jersey
May 25, 2006

           CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED)

                                                  March 31, 2006
ASSETS
 CURRENT ASSETS
  Cash and cash equivalents                        $  1,018,971
  Accounts receivable, net                            1,980,450
  Inventories                                         5,811,639
  Advances to vendors                                    27,108
  Other receivable, net                                 811,923
  Prepaid expenses and sundry current assets            309,753
                                                     ----------
 Total Current Assets                                 9,959,844

PROPERTY AND EQUIPMENT, NET                           6,654,561

INTANGILBE ASSETS, NET                                1,016,296
                                                     ----------
 Total Assets                                      $ 17,630,701
                                                     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accounts payable and accrued expenses            $  2,491,381
  Short term bank loans                               7,497,800
  Advances from customers                             2,340,758
  Notes payable                                         807,804
  Taxes and sundry current liabilities                   90,534
                                                     ----------
 Total Current Liabilities                           13,228,277

SHAREHOLDERS' EQUITY
 Common stock, par value $.001, 60,000,000
  authorized 11,914,000 shares issued and
  outstanding                                            11,914
 Additional paid-in capital                           1,654,397
 Retained earnings                                    2,091,820
 Statutory reserve                                      551,849
 Accumulated other comprehensive income                  92,444
                                                     ----------
 Total Shareholders' Equity                           4,402,424
                                                     ----------
 Total Liabilities and Shareholders' Equity        $ 17,630,701
                                                     ==========

See notes to consolidated financial statements.

         CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS
                               (UNAUDITED)

                                                 Three Months Ended
                                                      March 31,
                                               ----------------------
                                                 2006           2005
                                              ---------      ----------
NET SALES                                   $ 4,482,337     $ 5,944,946

COST OF GOODS SOLD                            3,824,881       5,194,034
                                             ----------      ----------
GROSS PROFIT                                    657,456         750,912

OPERATING EXPENSES
 Selling expense                                301,598         416,397
 General and administrative expenses            231,570         284,850
                                             ----------      ----------
Total Operating Expenses                        533,168         701,247
                                             ----------      ----------

INCOME FROM OPERATIONS                          124,288          49,665

OTHER INCOME (EXPENSE)
 Interest expense, net                         (165,026)       (121,963)
 Other income (expense), net                     (6,011)              -
                                             ----------      ----------
Total Other Income (Expense)                   (171,037)       (121,963)
                                             ----------      ----------

(LOSS) BEFORE PROVISION FOR INCOME TAXES        (46,749)        (72,298)

PROVISION FOR INCOME TAXES                          180               -
                                             ----------      ----------
NET (LOSS)                                      (46,929)        (72,298)

OTHER COMPREHENSIVE INCOME
 Unrealized gain on foreign currency
  translation                                    31,919               -
                                             ----------      ----------
COMPREHENSIVE (LOSS)                        $   (15,010)    $   (72,298)
                                             ==========      ==========


See notes to consolidated financial statements.

          CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (UNAUDITED)

                                                 Three Months Ended
                                                      March 31,
                                               ----------------------
                                                 2006           2005
                                              ---------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net (Loss)                                  $  (46,929)    $   (72,298)
 Adjustments to reconcile net (loss)
  to net cash provided by operating
  activities:
  Depreciation and amortization                 121,622          96,734
 Changes in assets and liabilities:
  Accounts receivable, net                      227,557          93,554
  Inventories                                  (395,917)       (186,281)
  Advance to vendors                            (16,214)         42,582
  Other receivables, net                       (230,177)       (195,266)
  Prepaid expenses and sundry current assets     52,284          18,895
  Accounts payable and accrued expenses      (1,455,683)     (2,341,692)
  Advances from customers                     2,128,625       3,059,508
  Taxes and sundry current liabilities         (244,022)        270,443
  Total Adjustments                             188,075         858,477
                                              ---------       ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES       141,146         786,179
                                              ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisition of property and equipment         (152,960)       (298,413)
 Payments to minority shareholders             (180,000)              -
 Additions to intangible assets                       -               -
                                              ---------       ---------
 Net Cash (Used) In Investing Activities       (332,960)       (298,413)
                                              ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES
 Repayments of bank loans, net                 (376,775)     (1,392,365)
 Contributed capital                            455,811               -
                                              ---------       ---------
 Net Cash Provided (Used) By Financing
  Activities                                     79,036      (1,392,365)
                                              ---------       ---------

EFFECT OF CURRENCY CONVERSION ON CASH             7,195          (2,687)
                                              ---------       ---------
NET (DECREASE) IN CASH                         (105,583)       (907,286)

CASH AND CASH EQUIVALENTS - BEGINNING OF
 PERIOD                                       1,124,554       2,443,213
                                              ---------       ---------
CASH AND CASH EQUIVALENTS - END OF PERIOD    $1,018,971      $1,535,927
                                              =========       =========



See notes to consolidated financial statements.

           CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            MARCH 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated in the state of Delaware on September 19, 2005, for the purpose of investing in stationary and office supply companies in China. On January 8, 2006, The Company acquired 90% of the stock of Ningbo Binbin Stationery Co., Ltd. ("Binbin") for $987,804. The Company made a payment of $180,000 on March 22, 2006 and issued non-interest bearing notes for the remaining balance of $807,804 to the shareholders of Binbin. Binbin was organized on January 29, 1998 under the laws of the People's Republic of China ("PRC"). The Company's primary business is to develop, manufacture and market office supplies including stationary, hole punchers, staplers, pens and pencils, rubber stamps, felt markers, and numerous other items which are sold through a worldwide network of distributors in the People's Republic of China. On July 27, 2001, Binbin and its majority shareholder formed Ningbo Binbin Style Commodity Co., Ltd ("NBSC") under the laws of the PRC. The primary business of NBSC is to manufacture and sell special office supplies and promotion products in the PRC. It is 90% owned by the Binbin. As a result of majority ownership by the Company, the operating results of Binbin and NBSC are included in the consolidated results of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company, Binbin and NBSC. Significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

The Company maintains cash and cash equivalents with financial institutions in the PRC. The Company performs periodic evaluation of the relative credit standing of financial institutions that are considered in the Company's investment strategy.

BAD DEBT RESERVES

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 9 to 12 months. Reserves are recorded primarily on a specific identification basis.

INVENTORIES

Inventories are stated at lower of cost, as determined on a weighted average basis, or market.

          CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MARCH 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes, whereas accelerated methods are used for tax purposes.

Maintenance, repairs and minor renewals are charged to expenses when incurred. Replacements and major renewals are capitalized.

LONG-LIVED ASSETS

The Company accounts for long-lived assets in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", which became effective January 1, 2002. Under SFAS No. 144, the Company reviews long-term assets for impairment whenever events or circumstances indicate that the carrying amount of those assets may not be recoverable. The Company also assesses these assets for impairment based on their estimated future cash flows. The Company has not incurred any losses in connection with the adoption of this statement.

INTANGIBLE ASSETS

Intangible assets consist of "Rights to use land and build a plant" for 50 years. The method to amortize intangible assets is a 50-year straight-line method. The Company also evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

REVENUE RECOGNITION

The Company recognizes revenue at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising costs for the three months ended March 31, 2006 and 2004 were insignificant

          CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           MARCH 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REPORTABLE SEGMENTS

Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. All of the Company's assets are located in the PRC.

ACCOUNTING FOR INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statements carrying amounts of existing assets and liabilities and their respective tax basis. In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

FOREIGN CURRENCY TRANSLATION

Since the company operates solely in the PRC, the Company's functional currency is the Chinese Yuan ("RMB"). Revenue and expense accounts are translated at the average rates during the period, and balance sheet items are translated at year-end rates. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of stockholders' equity. Gains and losses from foreign currency transactions are included in net income for that period.

STATEMENT OF CASH FLOWS

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2005, the FASB issued SFAS No. 154 "Accounting for Changes and Error Corrections". This statement applies to all voluntary changes in accounting principles and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this statement had no impact on the Company's financial statements. The Company did not issue any options during the three months ended March 31, 2006 and 2005.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. The adoption of this statement had no material impact on the Company's financial statements.

        CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 2006 AND 2005

NOTE 3 - ACCOUNTS RECEIVABLE

The Company extends to certain customers credit terms up to 12 months. Management performs periodic reviews of the ages of accounts receivables and customer payment patterns. Reserves are made when accounts are deemed uncollectible and recorded primarily on a specific identification basis.
The allowance for doubtful accounts amounted to $232,988 and $587,626 at March 31, 2006 and 2005, respectively.

NOTE 4 - INVENTORIES

A summary of the components of inventories at March 31, 2006 is as follows:

     Raw materials                     $ 2,347,644
     Work in process                     3,025,694
     Finished goods                        438,301
                                         ---------
     Total                             $ 5,811,639
                                         =========

NOTE 5 - PROPERTY AND EQUIPMENT

A summary of property and equipment at March 31, 2006 is as follows:

     Building                          $ 4,728,862
     Manufacturing equipment             2,336,391
     Office equipment and furniture        538,267
     Vehicles                              613,797
                                         ---------
                                         8,217,317
     Accumulated depreciation           (1,562,756)
                                         ---------
     Total                             $ 6,654,561
                                         =========

Depreciation expense for the three months ended March 31, 2006 and 2005 was $116,112 and $91,224, respectively.

NOTE 6 - ADVANCES FROM CUSTOMERS

Advances from customers are interest free and unsecured. At March 31, 2006 the advances from customers were $2,340,758.

NOTE 7 - INTANGIBLE ASSETS

Net intangible assets at March 31, 2006 and 2005 were as follows:

     Rights to use land                $ 1,114,698
     Accumulated amortization              (98,402)
                                         ---------
                                       $ 1,016,296
                                         =========

The Company's office and manufacturing site is located in Qiaotouhu Street Scene, Ninghai Zhejiang China. The Company leases land per a real estate contract with the government of People's Republic of China for a period from November 2001 through November 2051. Per the People's Republic of China's governmental regulations, the Government owns all land.

         CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 2006 AND 2005

NOTE 7 - INTANGIBLE ASSETS (continued)

The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset ("Rights to use land") and is amortizing the asset over a period of fifty years.

Amortization expense for the Company's intangible assets for the three months ended March 31, 2006 and 2005 amounted to $5,510 and $5,510, respectively.

Amortization expense for the Company's intangible assets over the next five fiscal years is estimated to be:

     2006    $  22,294
     2007       22,294
     2008       22,294
     2009       22,294
     2010       22,294
               -------
     Total   $ 111,470
               =======

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses comprised of the following at March 31, 2006:

     Accounts payable.............................$2,283,307
     Accrued payroll...............................  208,074
                                                   ---------
                                                  $2,491,381
                                                   =========
NOTE 9 - SHORT-TERM BANK LOANS

The Company borrowed funds from several financial institutions for its working capital. These borrowings are short term in nature and are secured by the Company's assets and bear interest from 3.915% to 5.580%.

NOTE 10 - SEGMENT REPORTING

Under SFAS 131, the Company has two reportable segments: Ningbo Binbin Stationery Co., Ltd ("Stationery") and Ningbo Binbin Style Commodity Co., Ltd ("Style"). Following is a summary of segment information for the years ended March 31, 2006 and 2005:

     Three months ended March 31, 2006:

                               Stationery         Style            Total
                               --------------------------------------------
     Revenue                   $ 4,122,977    $   359,360       $ 4,482,337
     Operating income (loss)   $   146,397    $   (22,109)      $   124,288
     Total Assets              $15,776,111    $ 1,796,198       $17,572,309
     Capital Expenditure       $   147,115    $     5,845       $   152,960
     Depreciation and
      amortization             $   103,774    $    17,848       $   121,622
     Interest expense          $   163,181    $     1,845       $   165,026


     Three months ended March 31, 2005:

                               Stationery         Style            Total
                               --------------------------------------------
     Revenue                   $ 5,851,669    $    93,277       $ 5,944,946
     Operating income (loss)   $   109,991    $   (60,326)      $    49,665
     Total Assets              $15,391,003    $ 1,439,394       $16,830,397
     Capital Expenditure       $   240,158    $    58,255       $   298,413
     Depreciation and
      amortization             $    80,738    $    15,996       $    96,734
     Interest expense          $   121,521    $       442       $   121,963

          CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MARCH 31, 2006 AND 2005

NOTE 11 - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $165,026 and $121,963 for interest and $180 and $0 for income tax during the three months ended March 31, 2006 and 2005, respectively.

NOTE 12 - STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

     (i)   Making up cumulative prior years' losses, if any;

     (ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

     (iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

     (iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The Company established a reserve for the annual contribution of 5% of net income to the welfare fund in 2006 and 2005. The amount included in the statutory reserve was $0 for the three months ended March 31, 2006 and 2005.

NOTE 13 - STATUTORY RESERVE

In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income, amounting $0 as statutory reserve for the three months ended March 31, 2006 and 2005.

NOTE 14 - RISK FACTORS

VULNERABILITY DUE TO OPERATIONS IN PRC

The Company's operations may be adversely affected by significant political, economic and social uncertainties in the PRC.

Substantially all of the Company's business activities are transacted in RMB, which is not freely convertible. The People's Bank of China or other banks are authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed contracts.

         CHINA STATIONARY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 2006 AND 2005

NOTE 14 - RISK FACTORS (continued)

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentration of credit risk is primarily cash. As of March 31, 2006 and 2005, substantially all of the Company's cash was managed by financial institutions.

The Company had 3 major vendors who provided over 10% of the Company's raw materials for the three months ended March 31, 2006 and 2005. Total purchases from these vendors were 13% and 12% of the Company's total raw materials purchases for the three months ended March 31, 2006 and 2005, respectively. The payable balance to these vendors amounted to $66,241 and $7,842 at March 31, 2006 and 2005, respectively.

The Company had one major customer who accounted for 10% and 5% of the net revenue for the three months ended March 31, 2006 and 2005, respectively. The total receivable balance due from this customer was $208,831 and $42,708 at March 31, 2006 and 2005, respectively.

The Company exports its products to USA and European countries. Total export sales amounted to $3,361,576 and $5,208,577 for the three months ended March 31, 2006 and 2005, respectively.

NOTE 15 - SUBSEQUENT EVENTS

On April 7, 2006, the Company entered into a share exchange agreement in which Dickie Walker Marine, Inc. ("DWM") acquired 100% of the outstanding common stock of the Company. DWM is a Delaware corporation originally formed to design, market and distribute nautically inspired apparel, accessories and decorative items, but due to losses incurred since inception, DWM made the decision to exit this business. The transaction closed on May 26, 2006, at which time, in accordance with the share exchange agreement, the Company's shareholders exchanged their shares in the Company for 10,142,889 shares of DWM common stock and 500,000 shares of preferred stock, or 91.4% of the equity in DWM. The preferred stock is convertible into common stock at one share of preferred stock for 120 shares of common stock.

            NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                    CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 2005 AND 2004

                   CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm         F-20

Report of Independent Registered Public Accounting Firm         F-21

Consolidated Balance Sheet                                      F-22

Consolidated Statements of Income                               F-23

Consolidated Statements of Shareholders' Equity                 F-24

Consolidated Statements of Cash Flows                           F-25

Notes to Consolidated Financial Statements                      F-26

          Report of Independent Registered Public Accounting Firm


To the Board of Directors
Ningbo Binbin Stationery Co., Ltd and Subsidiaries

     We have audited the accompanying consolidated balance sheet of Ningbo Binbin Stationery Co., Ltd. and Subsidiaries (the "Company") as of December 31, 2005, and the related statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Ningbo Binbin Stationery Co., Ltd. and Subsidiaries as of December 31, 2004, were audited by other auditors whose report dated April 4, 2005, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ningbo Binbin Stationery Co., Ltd and subsidiaries as of December 31, 2005, and the results of its consolidated operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Patrizio & Zhao, LLC
-------------------------
Patrizio & Zhao, LLC


Lodi, New Jersey
January 21, 2006

KABANI & COMPANY, INC.
Certified Public Accountants
17011 Beach Blvd. Suite 1230 Huntington Beach, CA 92647

                                                      Phone (714) 843-5453
                                                      Fax   (714) 843-5451
                                                      www.kabanico.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Ningbo Binbin Stationery Co., Ltd.

We have audited the accompanying consolidated balance sheet of Ningbo Binbin Stationery Co., Ltd. and subsidiary as of December 31, 2004, and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ningbo Binbin Stationery Co., Ltd. and subsidiary as of December 31, 2004, and the results of its consolidated operations and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Kabani & Company, Inc.
----------------------------
Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Huntington Beach, California
April 4, 2005

              NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEET

                            DECEMBER 31, 2005
ASSETS
 CURRENT ASSETS
  Cash and cash equivalents                           $  1,124,087
  Accounts receivable, net                               2,193,849
  Inventories                                            5,380,995
  Advances to vendors                                       10,824
  Other receivables, net                                   388,010
  Prepaid expenses and sundry current assets               506,002
                                                        ----------
  Total Current Assets                                   9,603,767


PROPERTY AND EQUIPMENT, NET                              6,620,029

INTANGIBLE ASSET, NET                                    1,021,806
                                                        ----------

Total Assets                                          $ 17,245,602
                                                        ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accounts payable and accrued expenses               $  4,135,185
  Short-term bank loans                                  7,824,081
  Advances from customers                                  210,772
  Other current liabilities                                126,046
                                                        ----------
  Total Current Liabilities                             12,296,084

SHAREHOLDERS' EQUITY
 Contributed capital                                     1,210,000
 Retained earnings                                       3,127,144
 Statutory reserve                                         551,849
 Accumulated other comprehensive income                     60,525
                                                        ----------
 Total Shareholders' Equity                              4,949,518
                                                        ----------
Total Liabilities and Shareholders' Equity            $ 17,245,602
                                                        ==========


See notes to consolidated financial statements.

             NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF INCOME

               FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                     2005            2004
                                                -------------   -------------
NET SALES                                       $  37,310,837   $  41,252,124

COST OF GOOD SOLD                                  33,197,116      37,016,560
                                                 ------------    ------------
GROSS PROFIT                                        4,113,721       4,235,564

OPERATING EXPENSES
 Selling expenses                                   1,858,184       1,773,338
 General and administrative expenses                1,194,171         798,455
                                                 ------------    ------------
 Total Operating Expenses                           3,052,355       2,571,793
                                                 ------------    ------------

INCOME FROM OPERATIONS                              1,061,366       1,663,771

OTHER INCOME (EXPENSE)
 Interest expense - net                              (531,041)       (445,245)
 Other income - net                                     7,373          41,995
                                                 ------------    ------------
Total Other Income (Expense)                         (523,668)       (403,250)
                                                 ------------    ------------

INCOME FROM CONTINUING OPERATIONS                     537,698       1,260,521

GAIN (LOSS) ON DISPOSAL OF SUBSIDIARY
 Income from operations of disposed subsidiary              -          74,226
 Loss from disposal of subsidiary                           -        (103,460)
                                                 ------------    ------------
 Total Gain (Loss) On Disposal Of Subsidiary                -         (29,234)
                                                 ------------    ------------

INCOME BEFORE PROVISION FOR INCOME TAXES              537,698       1,231,287

PROVISION FOR INCOME TAXES                            163,750         481,381

MINORITY INTEREST                                           -          (3,795)
                                                 ------------    ------------
NET INCOME                                      $     373,948   $     753,701

OTHER COMPREHENSIVE INCOME
 Unrealized gain on foreign currency translation       60,525               -
                                                 ------------    ------------
COMPREHENSIVE INCOME                            $     434,473   $     753,701
                                                 ============    ============


See notes to consolidated financial statements.

             NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

               FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                     Other         Total
                   Contributed  Statutory  Retained  Comprehensive Shareholders'
                   Capital      Reserve    Earnings  Income        Equity
               -----------------------------------------------------------------
BALANCE -
 JANUARY 1, 2004   $1,210,000  $ 382,702 $ 2,168,642  $        -   $ 3,761,344

Net income                  -          -     753,701           -       753,701

Allocation of
 statutory reserve          -    113,055    (113,055)          -             -
                   -----------------------------------------------------------
BALANCE -
 DECEMBER 31, 2004  1,210,000    495,757   2,809,288           -     4,515,045

Net income                  -          -     373,948           -       373,948

Other
 comprehensive
 income                     -          -           -      60,525        60,525

Allocation of
 statutory reserve          -     56,092     (56,092)          -             -
                  ------------------------------------------------------------
BALANCE -
 DECEMBER 31, 2005 $1,210,000  $ 551,849 $ 3,127,144  $   60,525   $ 4,949,518
                   ===========================================================



See notes to consolidated financial statements.

             NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                                     2005            2004
                                                -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                     $   373,948     $   753,701
  Adjustments to reconcile net income to net
  cash provided by operating activities:
  Minority interest                                       -          (3,795)
  Depreciation and amortization                     401,381         305,220
 Changes in assets and liabilities:
  Accounts receivable, net                        3,084,689       5,955,130
  Inventories                                      (220,378)     (2,131,090)
  Advances to vendors                             1,377,567        (420,165)
  Other receivables, net                           (385,443)              -
  Prepaid expenses and sundry current assets       (291,742)       (128,947)
  Accounts payable                               (2,332,440)       (468,773)
  Advances from customers                          (200,935)       (846,381)
  Accrued expenses, taxes and sundry current
   liabilities                                      126,046               -
  Total Adjustments                               1,558,745       2,261,199
                                                 ----------      ----------
 NET CASH PROVIDED IN OPERATING ACTIVITIES        1,932,693       3,014,900
                                                 ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisition of property and equipment           (1,079,582)       (964,356)
 Additions to intangible assets                           -        (172,008)
                                                 ----------      ----------
 Net Cash Used In Investing Activities           (1,079,582)     (1,136,364)
                                                 ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Payments to bank loans, net                     (2,230,195)     (2,056,392)
                                                 ----------      ----------
 Net Cash Used In Financing Activities           (2,230,195)     (2,056,392)

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH       57,958               -
                                                 ----------      ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS        (1,319,126)       (177,856)

CASH AND CASH EQUIVALENTS - BEGINNING             2,443,213       2,621,069
                                                 ----------      ----------
CASH AND CASH EQUIVALENTS - ENDING              $ 1,124,087     $ 2,443,213
                                                  =========      ==========


See notes to consolidated financial statements.

              NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Ningbo Binbin Stationery Co., Ltd (the "Company") was organized on January 29, 1998 under the laws of the People's Republic of China ("PRC"). The Company's primary business is to develop, manufacture and sell office supplies and promotion products in the People's Republic of China.

On July 27, 2001, the Company and its majority shareholder formed Ningbo Binbin Style Commodity Co., Ltd under the laws of the PRC. The primary business of Ningbo Binbin Style Commodity Co., Ltd is to manufacture and sell special office supplies and promotion products in the PRC. It is 90% owned by the Company and 10% owned by the Company's majority shareholder. As a result of majority ownership by the Company, the operating results of Ningbo Binbin Style Commodity Co., Ltd are included in the consolidated results of the Company.

On May 29, 2001, the Company formed Ningbo Binbin Import & Export Co., Ltd, a wholly owned subsidiary. It was operated as an import/export agent to distribute the Company's products. The operating results of Ningbo Binbin Import & Export Co., Ltd had been included in the consolidated results of the Company until May 28, 2004 when it was disposed of.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company, it's wholly owned and majority owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

The Company maintains cash and cash equivalents with financial institutions in the PRC. The Company performs periodic evaluation of the relative credit standing of financial institutions that are considered in the Company's investment strategy.

BAD DEBT RESERVES

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 9 to 12 months. Reserves are recorded primarily on a specific identification basis.

              NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INVENTORIES

Inventories are stated at lower of cost, as determined on a weighted average basis, or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes, whereas accelerated methods are used for tax purposes.

Maintenance, repairs and minor renewals are charged to expenses when incurred. Replacements and major renewals are capitalized.

LONG-LIVED ASSETS

The Company accounts for long-lived assets in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", which became effective January 1, 2002. Under SFAS No. 144, the Company reviews long-term assets for impairment whenever events or circumstances indicate that the carrying amount of those assets may not be recoverable. The Company also assesses these assets for impairment based on their estimated future cash flows. The Company has not incurred any losses in connection with the adoption of this statement.

INTANGIBLE ASSETS

Intangible assets consist of "Rights to use land and build a plant" for 50 years. The method to amortize intangible assets is a 50-year straight-line method. The Company also evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

REVENUE RECOGNITION

The Company recognizes revenue at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising costs for the year ended December 31, 2005 and 2004 were insignificant

              NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REPORTABLE SEGMENTS

Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. All of the Company's assets are located in the PRC.

ACCOUNTING FOR INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statements carrying amounts of existing assets and liabilities and their respective tax basis. In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

FOREIGN CURRENCY TRANSLATION

Since the company operates solely in the PRC, the Company's functional currency is the Chinese Yuan ("RMB"). Revenue and expense accounts are translated at the average rates during the period, and balance sheet items are translated at year-end rates. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of stockholders' equity. Gains and losses from foreign currency transactions are included in net income for that period.

STATEMENT OF CASH FLOWS

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2005, the FASB issued SFAS No. 154 "Accounting for Changes and Error Corrections". This statement applies to all voluntary changes in accounting principles and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes that adoption of this statement will have no impact on its financial statements. The Company did not issue any options during the year ended December 31, 2005 and 2004.

               NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

NOTE 3 - ACCOUNTS RECEIVABLE

The Company extends to certain customers credit terms up to 12 months. Management performs periodic reviews of the ages of accounts receivables and customer payment patterns. Reserves are made when accounts are deemed uncollectible and recorded primarily on a specific identification basis. The allowance for doubtful accounts amounted to $231,494 and $588,453 at December 31, 2005 and 2004.

NOTE 4 - INVENTORIES

A summary of the components of inventories at December 31, 2005 is as follows:

     Raw materials                    $ 2,440,745
     Work in process                    1,987,508
     Finished goods                       952,742
                                       ----------
     Total                            $ 5,380,995
                                        =========

NOTE 5 - PROPERTY AND EQUIPMENT

A summary of property and equipment at December 31, 2005 is as follows:

     Building                        $ 4,578,218
     Manufacturing equipment           2,336,391
     Office equipment and furniture      538,267
     Vehicles                            613,797
                                       ---------
                                       8,066,673

     Accumulated depreciation         (1,446,644)
                                       --------
                                       -
     Total                            $6,620,029
                                       =========

Depreciation expense for the years ended December 31, 2005 and 2004, was $379,087 and $282,926, respectively.

NOTE 6 - ADVANCES FROM CUSTOMERS

Advances from customers are interest free and unsecured. At December 31, 2005 the advances from customers were $210,772.

                NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 AND 2004

NOTE 7 - INTANGIBLE ASSETS

Net intangible assets at December 31, 2005 were as follows:

     Rights to use land            $1,114,698
     Accumulated amortization         (92,892)
                                    ---------
                                   $1,021,806
                                    =========

The Company's office and manufacturing site is located in Qiaotouhu Street Scene, Ninghai Zhejiang China. The Company leases land per a real estate contract with the government of People's Republic of China for a period from November 2001 through November 2051. Per the People's Republic of China's governmental regulations, the Government owns all land.

The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset ("Rights to use land") and is amortizing the asset over a period of fifty years.

Amortization expense for the Company's intangible assets for the year ended December 31, 2005 and 2004 amounted to $22,294 and $22,294, respectively.

Amortization expense for the Company's intangible assets over the next five fiscal years is estimated to be:

     2006    $ 22,294
     2007      22,294
     2008      22,294
     2009      22,294
     2010      22,294
              -------
     Total   $111,470
              =======

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses comprised of the following at December 31, 2005:

     Accounts payable.............................$3,635,291
     Accrued payroll...............................  499,894
                                                   ---------
                                                  $4,135,185
                                                   =========
NOTE 9 - SHORT-TERM BANK LOANS

The Company borrowed funds from several financial institutions for its working capital. These borrowings are short term in nature and are secured by the Company's assets and bear interest from 3.915% to 5.580%.

NOTE 10 - SEGMENT REPORTING

Under SFAS 131, the Company has two reportable segments: Ningbo Binbin Stationery Co., Ltd ("Stationery") and Ningbo Binbin Style Commodity Co., Ltd ("Style"). Following is a summary of segment information for the years ended December 31, 2005 and 2004:

             NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 2005 AND 2004

NOTE 10 - SEGMENT REPORTING (continued)

     Year ended December 31, 2005:

                                Stationery         Style            Total
                               --------------------------------------------

Revenue                        $ 36,442,346    $   868,491     $ 37,310,837
Operating income (loss)        $  1,194,880    $  (133,514)    $  1,061,366
Total Assets                   $ 14,888,329    $ 2,357,273     $ 17,245,602
Capital Expenditure            $    693,704    $   385,878     $  1,079,582
Depreciation and
 amortization                  $    217,531    $   183,850     $    401,381
Interest expense               $    529,624    $     1,417     $    531,041


     Year ended December 31, 2004:

                                Stationery         Style             Total
                               ----------------------------------------------
     Revenue                   $ 41,004,807     $   247,317       $ 41,252,124
     Operating income (loss)   $  1,695,063     $   (31,292)      $  1,663,771
     Total Assets              $ 18,824,367     $ 2,479,388       $ 21,303,755
     Capital Expenditure       $    716,624     $   419,740       $  1,136,364
     Depreciation and
      amortization             $    288,739     $    16,481       $    305,220
     Interest expense          $    442,762     $     2,483       $    445,245

NOTE 11 - SHAREHOLDERS' EQUITY

On June 5, 2004, a Company shareholder, Wei Cheng Hui agreed that Wei Chang Liang transfer 10 percent of ownership to Wei Bin. The paid in capital is still $1,210,000. The allocation for the percentage is 90% for Wei Cheng Hui and 10% for Wei Bin.

NOTE 12 - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $531,551 and $450,258 for interest and $163,751 and $444,822 for income tax during the years ended December 31, 2005 and 2004, respectively.

NOTE 13 - STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People's Republic of China
(PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

     (v)    Making up cumulative prior years' losses, if any;

     (vi) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

     (vii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

              NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 2005 AND 2004

NOTE 13 - STATUTORY COMMON WELFARE FUND (continued)

     (viii) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The Company established a reserve for the annual contribution of 5% of net income to the welfare fund in 2005 and 2004. The amount included in the statutory reserve for the year ended December 31, 2005 and 2004 amounted to $18,697 and $37,685, respectively.

NOTE 14 - STATUTORY RESERVE

In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income, amounting $37,395 and $75,370 as statutory reserve for the year ended December 31, 2005 and 2004, respectively.

NOTE 15 - RISK FACTORS

VULNERABILITY DUE TO OPERATIONS IN PRC

The Company's operations may be adversely affected by significant political, economic and social uncertainties in the PRC.

Substantially all of the Company's business activities are transacted in RMB, which is not freely convertible. The People's Bank of China or other banks are authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed contracts.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentration of credit risk is primarily cash. As of December 31, 2005 and 2004, substantially all of the Company's cash was managed by financial institutions.

The Company had 2 and -0- major vendors who provided over 10% of the Company's raw materials for the years ended December 31, 2005 and 2004, respectively. Total purchases from these vendors were 11% of the Company's total raw materials purchases for the year ended December 31, 2005. The payable balance to these vendors amounted to $379,203 at December 31, 2005.

The Company had -0- and one major customer who accounted for 0% and 24% of the net revenue for the years ended December 31, 2005 and 2004, respectively. The total receivable balance due from this customer was $1,031,144 at December 31, 2004.

The Company exports its products to USA and European countries. Total export sales amounted to $30,111,350 and $21,835,581 for the years ended December 31, 2005 and 2004, respectively.

              NINGBO BINBIN STATIONERY CO., LTD AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 2005 AND 2004

NOTE 16 - DISPOSAL OF SUBSIDIARY

The management of the Company decided to dispose Ningbo Binbin Import & Export Co., Ltd in June, 2004. The Company was disposed off for $665,500 resulting in a loss of $103,460 from disposal of the subsidiary. The income from operations of Ningbo Binbin Import & Export Co., Ltd. for six month period ended May 28, 2004 amounting $74,226 was included in income from disposed operation in the financial statements in the year ended December 31, 2004.

NOTE 17 - RECLASSIFICATIONS

Certain amounts for the year ended December 31, 2004, were reclassified to conform to the December 31, 2005 presentation.

NOTE 18 - SUBSEQUENT EVENTS

On January 8, 2006, certain shareholders of the Company agreed to sell 90% of the Company's stock ownership to China Stationary and Office Supply, Inc. (a Delaware corporation) for $987,804. China Stationary and Office Supply, Inc. made a payment of $180,000 on March 22, 2006 and issued non-interest bearing notes for the remaining balance of $807,804 to these shareholders.